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    As filed with the Securities and Exchange Commission on December 29, 1999
                                                   Registration No.  33-89664

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                    KTI, INC.
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                                         22-2665282
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               25 Greens Hill Lane
                             Rutland, Vermont 05701
               (Address of Principal Executive Offices, Zip Code)

                       1986 STOCK OPTION PLAN OF KTI, INC.
                CONVERGENT SOLUTIONS, INC. 1989 STOCK OPTION PLAN
          NON-PLAN OPTIONS TO ACQUIRE SHARES OF KTI, INC. COMMON STOCK
                            (Full title of the plans)

                               John W. Casella
                    President and Chief Executive Officer
                                    KTI, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                     (Name and address of agent for service)

                                 (802) 775-0325
                               (Telephone number,
                              including area code,
                              of agent for service)

                                    Copy to:
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                                Boston, MA 02109


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                         DEREGISTRATION OF COMMON STOCK

    On February 22, 1995, KTI, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-89664 (the "Registration Statement"), for the sale of 1,173,397 shares of Common Stock, no par value (the "Common Stock") of the Company under the 1986 Stock Option Plan of KTI, Inc., the Convergent Solutions, Inc. 1989 Stock Option Plan, and certain Non-Plan Options to Acquire Shares of KTI, Inc. Common Stock (the "Plans"). On December 8, 1999, the shareholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of January 12, 1999 (the "Agreement"), as amended as of May 12, 1999, September 9, 1999 and September 23, 1999 by and among the Company, Casella Waste Systems, Inc. ("Casella") and Rutland Acquisition Sub, Inc., a wholly-owned subsidiary of Casella, and on December 14, 1999, Rutland Acquisition Sub, Inc. merged with and into the Company and the Company became a wholly-owned subsidiary of Casella. Pursuant to the Agreement, Casella assumed the obligations of the Company under the Plans and the Plans were terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Convergent Solutions, Inc. 1989 Stock Option Plan, constituting 8,749 shares, and under the Non-Plan Options to Acquire Shares of KTI, Inc. Common Stock, constituting 447,250 shares. All shares issuable under the 1986 Stock Option Plan of KTI, Inc. were sold.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, Vermont on the 29th day of December, 1999.

                                             KTI, INC.

                                  By: /s/ John W. Casella
                                      ---------------------------
                                          John W. Casella
                                          President, Director and
                                          Chief Executive Officer

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date

/s/ John W. Casella           President, Director and       December 29, 1999
-----------------------       Chief Executive Officer
John W. Casella

/s/ James W. Bohlig           Director                      December 29, 1999
-----------------------
James W. Bohlig

/s/ Douglas R. Casella        Director                      December 29, 1999
-----------------------
Douglas R. Casella

/s/ Martin J. Sergi           Director                      December 29, 1999
-----------------------
Martin J. Sergi